Exhibit 10.24

BAKBONE SOFTWARE INCORPORATED

STAND-ALONE RESTRICTED STOCK UNIT AWARD

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:
Doug Lindroth 14105 Caminito Vistana San Diego, CA 92130

In connection with the commencement of your employment pursuant to an Employment Agreement dated April 22, 2006 (the “Employment Agreement”), you (the “Grantee”) were granted an award of Restricted Stock Units (the “Award”). Grantee and the Company intended to make the Awards subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto. The principal terms of the Award were set forth in the Employment Agreement; however, for purposes of clarity, Grantee and the Company desire to record their mutual understanding of previously unspecified terms of the Award that are consistent with, and not intended to amend or revise, their understanding as of the Date of Award. This Notice is issued as of May 18, 2007. Defined terms are contained in Section 12 of the Agreement.

Date of Award	April 27, 2006
Vesting Commencement Date	April 27, 2006
Total Number of Restricted Stock Units Awarded (the “Units”)	300,000

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice and the Agreement, the Units will “vest” in accordance with the following schedule:

Fifty percent (50%) of the Units will vest on the second anniversary of the Vesting Commencement Date, and twenty five percent (25%) of the Units will vest on each of the third and fourth anniversaries of the Vesting Commencement Date.

In the event of a Change in Control of the Company, the vesting of the Units may accelerate in accordance with Section 3(a) of the Agreement.

In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Award shall remain in effect and the Units shall continue to vest in accordance with the Vesting Schedule.

During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of three (3) months. The Vesting Schedule of the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Service shall be deemed to terminate on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of the Grantee’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government).

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event the Grantee terminates Continuous Service for any reason, including death or Disability, any Units held by the Grantee immediately following such termination of the Grantee’s Continuous Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice and the Agreement.

BAKBONE SOFTWARE INCORPORATED,

a Canadian corporation

By:	/s/ JAMES JOHNSON

Title:	PRES/CEO

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE NOR THE AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT

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AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

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Grantee Acknowledges and Agrees:

The Grantee acknowledges receipt of a copy of the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice and the Agreement. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.

The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice and the Agreement shall be resolved by the Administrator in accordance with Section 8 of the Agreement. The Grantee further agrees to the venue selection in accordance with Section 9 of the Agreement. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Date: May 9, 2007	/s/ DOUG LINDROTH
Grantee’s Signature

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BAKBONE SOFTWARE INCORPORATED

STAND-ALONE RESTRICTED STOCK UNIT AGREEMENT

1.    Issuance of Units. Bakbone Software Incorporated, a Canadian corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice and this Restricted Stock Unit Agreement (the “Agreement”).

2.    Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.

3.    Conversion of Units and Issuance of Shares or Cash.

(a) General.

(i)    Subject to Section 3(b), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon the earlier of: (i) vesting; or (ii) immediately prior to the specified effective date of a Change in Control which also constitutes a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A of the Code) of the Company. Immediately thereafter, or as soon as administratively feasible, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

(ii)    Notwithstanding the foregoing, in the event that it is determined that any payment or distribution of any type (including the issuance of the Shares pursuant to this Agreement) to or for the Grantee’s benefit made by the Company, by a Related Entity, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code) or by any affiliate of such person would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, being collectively referred to as the “Excise Tax”), then such payments or distributions or benefits shall be payable either in full or as to such lesser amount that would result in no portion of such payments or distributions or benefits being subject to the Excise Tax; whichever amount shall, on an after-tax basis, be greater. In the event the payment or distributions or benefits are payable in a lesser amount, then to the extent necessary, such number of Units held by the Grantee immediately upon the specified effective date of such Change in Control shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Units and shall have all rights and interest in or related thereto without further action by the Grantee.

(iii)    Unless the Grantee and the Company agree otherwise in writing, any determination required under Section 3(a)(ii) above shall be made in writing by the Company’s independent accountant, or at the Company’s election, another nationally recognized public accounting firm acceptable to both the Company and the Grantee (the “Accountant”), whose determination shall be conclusive and binding. The Grantee and the Company shall furnish the Accountant such documentation and documents as the Accountant may reasonably request in order to make a determination and to the extent consistent with applicable standards and practice generally accepted among practitioners (including, without limitation, as such standards may be applied to the Company’s own financial reporting and as such standards and practice are determined by the Accountant), the Accountant shall make such determination in the manner most favorable to the Grantee. The Company shall bear all costs that the Accountant may reasonably incur in connection with performing any calculations contemplated by this section.

(b)    Delay of Conversion. The conversion of the Units to Common Stock under Section 3(a), above, shall be delayed in the event the Company reasonably anticipates that the issuance of Common Stock would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units to Common Stock is delayed by the provisions of this Section 3(b), the conversion of the Units to Common Stock shall occur at the earliest date at which the Company reasonably anticipates issuing the Common Stock will not cause a violation of federal securities laws or other applicable law. For purposes of this Section 3(b), the issuance of Common Stock that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c)    Delay of Issuance of Shares. The Company shall have the authority to delay the issuance of any shares of Common Stock under this Section 3 to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of certain publicly-traded companies); in such event, any shares of Common Stock to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be issued on the first business day following the expiration of such six (6) month period.

(d)    Issuance of Cash. In the event (i) the Company does not have an effective Registration Statement on Form S-8 on file registering the issuance of the shares of Common Stock under this Section 3, (ii) the issuance of the Shares would violate Applicable Laws, or (iii) the Company’s Common Stock is not listed and eligible for trading on any established stock exchanges or national market systems, including without limitation The Toronto Stock Exchange or The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, then the Units will be settled in an amount in cash equal to the Fair Market Value of the Shares as of the date such Shares would otherwise be transferred to the Grantee and no Shares shall be transferred to the Grantee.

4.    Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

5.    Taxes.

(a)    Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b)    Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i)    By Share Withholding. The Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii)    By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(iii)    By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

6.    Entire Agreement; Governing Law. The Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

7.    Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8.    Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9.    Venue. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the county in which the Company is located) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11.    Amendment to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable.

12.    Definitions. The following definitions shall apply as used herein.

(a)    “Administrator” means the Board.

(b)    “Applicable Laws” means the legal requirements relating to this Agreement and the Award granted hereunder with respect to applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c)    “Award” means the grant of a Restricted Stock Unit under this Agreement.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)    the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)    the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)    any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or

(iv)    a liquidation or dissolution of the Company. For purposes of this paragraph (iv), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company; (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and (C) the Company. Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Common Stock” means the common stock of the Company.

(h)    “Company” means Bakbone Software Incorporated, a California corporation.

(i)    “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(j)    “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. The Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in this Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k)    “Director” means a member of the Board or the board of directors of any Related Entity.

(l)    “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety

(90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(m)    “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(p)    “Grantee” means an Employee, Director or Consultant who receives the Award under this Agreement.

(q)    “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)    “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(s)    “Related Entity” means any Parent or Subsidiary of the Company.

(t)    “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(u)    “Share” means a share of the Common Stock.

(v)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

END OF AGREEMENT